Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended and in effect from time to time, the “Security Agreement”), dated as of September 14, 2007, made by CHENIERE MARKETING, INC., a Delaware corporation (the “Grantor”), to and in favor of BNP PARIBAS, as collateral trustee on behalf of and for the benefit of the Specified Parties described and defined below (in such capacity, the “Collateral Trustee”).

RECITALS

WHEREAS, pursuant to the Credit Agreement, dated as of September 14, 2007 (as amended, restated, or otherwise modified from time to time, the “BNPP Credit Agreement”), among the Grantor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and BNP Paribas, as administrative agent thereunder (together with any successor administrative agent appointed pursuant to the BNPP Credit Agreement, the “Administrative Agent”), the Lenders have severally agreed to make their respective extensions of credit to, and issue or provide Letters of Credit for the account of, the Grantor upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credits to, and issue or provide Letters of Credit for the account of, the Grantor under the BNPP Credit Agreement that the Grantor shall have executed and delivered this Security Agreement to the Collateral Trustee and grant herein a Lien to the Collateral Trustee on behalf of and for the benefit of the BNPP Secured Parties (as defined below); and

WHEREAS, pursuant to the Crest Settlement Documents (as defined below), the Grantor is prohibited from creating or allowing to be created any lien, security interest or other encumbrance on any of the Grantor’s assets for borrowing money that is senior to or pari passu with the obligations of the Grantor to Crest, and therefore the Grantor desires to grant, in favor of the Collateral Trustee for the benefit of Crest, a Lien that is senior to the Lien granted by the Grantor to the Collateral Trustee on behalf of and for the benefit of the BNPP Secured Parties;

NOW, THEREFORE, in consideration of the premises, to induce the Administrative Agent and the Lenders to enter into the BNPP Credit Agreement and to induce the Lenders to make their respective extensions of credits to the Grantor, and the Issuing Lenders to issue or provide Letters of Credit under the BNPP Credit Agreement, and for other good, fair and valuable consideration and reasonably equivalent value, the receipt and sufficiency of which are hereby acknowledged by the Grantor, the Grantor hereby agrees with the Collateral Trustee on behalf of and for the benefit of the Specified Parties as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the BNPP Credit Agreement and used herein shall have the meanings given to them in the BNPP Credit Agreement.

(b) Terms used herein that are defined in the Uniform Commercial Code of the State of New York, as of the date of this Security Agreement, including, without limitation, revised Article 9 (the “UCC”), unless otherwise specifically defined herein, shall have the meanings currently defined as specified in the UCC, including, but without limitation, accounts, chattel paper (including electronic chattel paper), commercial tort claims, commodity account, commodities intermediary, documents, equipment, general intangibles, goods, letter of credit rights, instruments (including promissory notes), investment property, payment intangibles, proceeds, securities account, securities intermediary and supporting obligations.

(c) The following terms used herein with respect to the Collateral shall have the following meanings:

“Account Control Agreement”: (a) with respect to any Deposit Account, an account control agreement in such form reasonably acceptable to the Grantor and the Collateral Trustee, as amended, supplemented or otherwise modified from time to time; (b) with respect to any Commodity Account, a security and control agreement substantially in such form reasonably acceptable to the Grantor and the Collateral Trustee, as amended, supplemented or otherwise modified from time to time, and (c) with respect to any Securities Account, an account control agreement substantially in such form reasonably acceptable to the Grantor and the Collateral Trustee.

“Administrative Agent”: as defined in the Recitals hereto.

“BNPP Credit Agreement”: as defined in the Recitals hereto.

“BNPP Obligations”: the collective reference to (x) the “Obligations” (as defined in the BNPP Credit Agreement) and (y) all obligations and liabilities of the Grantor to the BNPP Secured Parties, whether direct or indirect, absolute or contingent, due or become due, now existing or hereinafter incurred, which may arise under, out of or in connection with any Financial OTC Agreement or Commodity OTC Agreement entered into by the Grantor with any Qualified Counterparty and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the BNPP Secured Parties that are required to be paid by the Grantor pursuant to the terms of such Financial OTC Agreement or Commodity OTC Agreement or other documents) or otherwise.

“BNPP Secured Parties”: the Administrative Agent, the Lenders under the BNPP Credit Agreement and any Qualified Counterparty.

“Collateral”: as defined in Section 2(a).

“Collateral Trustee”: as defined in the Preamble hereto.

“Contract”: all Financial OTC Agreements, all Commodity Contracts, all Forward Contracts, and, to the extent the same are of a type as to which security interests therein are within the scope of the UCC, all other contracts and agreements pertaining to the purchase, sale, gathering, transporting, marketing, storing and handling of, or otherwise dealing with, Eligible Products.

“Controlled Account”: each Pledged Account that is subject to a Account Control Agreement.

“Deposit Account”: a “deposit account” as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with any depositary institution.

“Excluded Assets”: (a) any Capital Stock in any Person organized or formed in a jurisdiction outside the United States of America that is owned or otherwise held by the Grantor that would result in more than 65% of the Capital Stock in such Person entitled to vote (on a fully diluted basis) being pledged in favor of the Collateral Trustee pursuant to this Security Agreement or any other Loan Document; (b) the Grantor’s right, title or interest in any license, contract or agreement to which the Grantor is a party or any of its right title or interest thereunder to the extent, but only to the extent, that the grant of a security interest pursuant to this Security Agreement (i) would be prohibited under the terms of such license, contract or agreement to which the Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law, including foreign law) or (ii) would be permitted only with the consent of any other Person, which consent has not been obtained; provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, all of such rights and interests as if such provision had never been in effect; and (c) Accounts, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Contracts, Deposit Accounts, Equipment, General Intangibles, Incidental Rights, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, Documents, Goods, Supporting Obligations and Securities Accounts, and all Proceeds thereof, in each case relating to the purchase, transport or marketing by the Borrower of any goods, services, products or other items other than Eligible Products.

“FERC Contract Collateral”: contracts of the Grantor and the books and records related thereto, in each case, that constitute Collateral, that, by their nature, require a filing with the FERC (whether such filing is made for notice purposes only or is intended to receive acceptance by FERC of such filing or approval by FERC of the requests set forth therein) in order for the Collateral Trustee to be able to exercise the remedies set forth in Section 9(a).

“FERC Sub-Agent”: as defined in Section 12.

“Grantor”: as defined in the Recitals hereto.

“Incidental Rights”: (a) all books and records relating to the Collateral, (b) all indemnities, guaranties or warranties relating to any type of the Collateral to the extent a security interest is permitted to be granted therein pursuant to the UCC and (c) all governmental filings, permits, approvals or licenses relating to the ownership, use or occupancy of the Inventory that constitutes Collateral to the extent that (i) a security interest may be granted therein under applicable Law, (ii) the granting of a security interest therein would not result in the termination, suspension or limitation thereof or otherwise violate applicable Law and (iii) the granting of a security interest therein would not require the prior approval of or prior notice to any Governmental Authority under applicable Law, which notice or approval has not been made or obtained.

“Inventory”: shall have the meaning assigned to it under the UCC to the extent same consists of Eligible Products owned by the Grantor and held as inventory.

“Pledged Accounts”: all Commodity Accounts, Deposit Accounts and Securities Accounts of the Grantor.

“Qualified Counterparty”: any counterparty to any Financial OTC Agreement or Commodity OTC Agreement entered into between the Grantor and a Person which, at the time such Financial OTC Agreement or Commodity OTC Agreement was entered into, was a Lender or an Affiliate or Subsidiary of a Lender.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Security Agreement”: this Security Agreement, as amended, supplemented or otherwise modified from time to time.

“Specified Parties”: collectively, the BNPP Secured Parties and Crest.

“UCC”: as defined in Section 1(b).

(d) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, Schedule, Annex and Exhibit references are to this Security Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Grant of Security Interest.

(a) As collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the BNPP Obligations, the Grantor hereby grants to the Collateral Trustee on behalf and for the benefit of the BNPP Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in any portion of such property which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commodity Accounts;

(iv) all Contracts;

(v) all Deposit Accounts;

(vi) all Incidental Rights;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Letter-of-Credit Rights;

(xi) all Payment Intangibles;

(xii) all Securities Accounts;

(xiii) all Commercial Tort Claims described on Schedule B (as such Schedule B may be from time to time supplemented pursuant to Section 5(f)), relating to any of the foregoing; and

(xiv) all Documents relating to any and all of the foregoing;

(xv) all Equipment relating to any and all of the foregoing;

(xvi) all General Intangibles relating to any and all of the foregoing;

(xvii) all Goods and other property not otherwise described above, relating to any and all of the foregoing;

(xviii) all books and records pertaining to the Collateral; and

(xix) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing, and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, the Collateral shall not include the Excluded Assets.

(b) As collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Crest Obligation, the Grantor hereby grants to the Collateral Trustee, on behalf and for the benefit of Crest, a security interest in all of the Collateral now owned or at any time hereafter acquired by the Grantor or in any portion of the Collateral which the Grantor now has or at any time in the future may acquire any right, title or interest.

(c) The Grantor acknowledges conclusively that value has been given and agrees that the foregoing security interests in the Collateral granted pursuant to Sections 2(a) and (b) will attach immediately when the Grantor signs this Security Agreement, except in the case of Collateral in which the Grantor subsequently acquires rights, in which case the foregoing security interest shall attach contemporaneously with the Grantor’s acquiring rights therein without the need for any further deed, act or consideration.

(d) The relative priority of the Liens granted pursuant to Section 2(a) and (b) shall be as set forth in the Collateral Trust Agreement.

3. Certain Matters Respecting Receivables. Pursuant to Section 7.11 of the BNPP Credit Agreement, the Grantor shall use commercially reasonable efforts to cause each Account Debtor of a Receivable that constitutes Collateral to pay all Proceeds of such Receivable into a Controlled Account. If at any time the Grantor shall receive any Proceeds of any Receivables that constitute Collateral that were not so paid into a Controlled Account, the Grantor shall thereupon cause such Proceeds to be promptly deposited into a Controlled Account, and until such time, the Grantor shall hold such Proceeds in trust for the Collateral Trustee and segregated from other funds of the Grantor until such Proceeds are deposited into a Controlled Account. All Proceeds constituting collections of Receivables that constitute Collateral while held by the Collateral Trustee (or by the Grantor in trust for the Collateral Trustee and the Specified Parties) shall continue to be collateral security for all of the BNPP Obligations and the Crest Obligation and shall not constitute payment thereof until applied as hereinafter provided in Section 9(c). If an Event of Default has occurred and is continuing, the Collateral Trustee may apply all or any part of the funds on deposit in said Controlled Accounts on account of the BNPP Obligations and the Crest Obligation in accordance with Section 8(b). If an Event of Default has occurred and is continuing that is a payment default or that results in an acceleration, the Grantor shall deliver to the Collateral Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that constitute Collateral, including, without limitation, all original orders, invoices and shipping receipts.

4. Representations and Warranties. The Grantor hereby represents and warrants that:

(a) Title; No Other Liens. Except for the Liens granted to the Collateral Trustee on behalf of and for the benefit of the Specified Parties pursuant to this Security Agreement, any Liens to be created pursuant to the Security Documents and the other Liens permitted to exist on the Collateral pursuant to the BNPP Credit Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Trustee on behalf of and for the benefit of the Specified Parties pursuant to this Security Agreement or as may be permitted pursuant to the BNPP Credit Agreement.

(b) Receivables. No amount payable to the Grantor under or in connection with any Receivable that constitutes Collateral is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Trustee. The place where the Grantor keeps its records concerning the Receivables that constitute Collateral is set forth on Schedule E attached hereto.

(c) Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule C hereto.

(d) Jurisdiction of Organization. The Grantor which is a “registered organization” as defined in the UCC is so designated on Schedule D and is organized as the type of entity, as under the laws of the jurisdiction, specified for the Grantor on Schedule D.

(e) (i) The exact legal name of the Grantor is as specified on Schedule D; and (ii) in the past three (3) years, the Grantor has not done business under a previous name, assumed name or trade name except as otherwise disclosed on Schedule D.

(f) The Grantor’s organizational identification number is the number specified on Schedule D.

(g) The Grantor’s chief executive office and principal place of business are as specified on Schedule D.

(h) Insurance Policies. None of the Collateral constitutes an interest or claim in or under any policy of insurance or contract for annuity, except to the extent the same constitutes Proceeds.

(i) Deposit Accounts, Commodities Accounts and Securities Accounts. All Pledged Accounts with respect to the Grantor are listed on Schedule A, including the institution at which such Deposit Account, Commodities Account or Securities Account is established, the purpose thereof, the name thereon, and the account number thereof. Each Pledged Account is a Controlled Account. The Grantor agrees that at no time may funds be held in Deposit Accounts, Commodity Accounts or Securities Accounts of the Grantor which are not subject to Account Control Agreements. The Grantor agrees that it will not transfer assets out of any Securities Account, or transfer any Securities Account to another

Securities Intermediary, unless the Grantor, the Collateral Trustee, and the substitute Securities Intermediary have entered into an Account Control Agreement. The Grantor agrees that it will not transfer assets out of any Commodities Account, or transfer any Commodities Account to another Commodities Intermediary, unless the Grantor, the Collateral Trustee, and the substitute Commodities Intermediary have entered into an Account Control Agreement. No arrangement contemplated hereby or by any Account Control Agreement in respect of any Commodities Account or Securities Account or other Investment Property that constitutes Collateral shall be modified by the Grantor without the prior written consent of the Collateral Trustee. Upon the occurrence and during the continuance of an Event of Default, the Collateral Trustee may notify any Securities Intermediary or Commodities Intermediary to liquidate the applicable Securities Account, Commodities Account or any related Investment Property that constitutes Collateral maintained or held thereby and remit the proceeds thereof to an account specified by the Collateral Trustee (including any Controlled Account).

(j) Except as set forth on Schedule F, none of the obligors on any Receivable that constitutes Collateral, and none of the parties to any Contract that constitutes Collateral, is a Governmental Authority.

5. Covenants. The Grantor covenants and agrees with the Collateral Trustee and each Specified Party that, from and after the date of this Security Agreement and until all of the Obligations are paid in full, no Letter of Credit shall be outstanding (except for Letters of Credit that have been Cash Collateralized) and the Commitments have expired or been terminated:

(a) Maintenance of Perfected Security Interests; Further Documentation; Pledge of Instruments and Chattel Paper. The Grantor shall maintain the security interest created by this Security Agreement as a perfected security interest having at least the priority required by the BNPP Credit Agreement and the Crest Settlement Agreement and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Collateral Trustee in its reasonable discretion, the Grantor, at its sole expense, will promptly and duly execute and deliver to the Collateral Trustee, any and all such further instruments and documents and take such further action as the Collateral Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, using commercially reasonable efforts to obtain the substantial equivalent thereof under the Law of any jurisdiction outside of the United States where the Collateral may be located, together with the filing of any financing statements, financing change statements or amendments to financing statements, or continuation statements under the UCC or any similar personal property security legislation in effect in any jurisdiction with respect to the security interest and Lien granted hereby. The Grantor also hereby irrevocably authorizes the Collateral Trustee to file any such financing statement, financing change statement or amendment to financing statement, or continuation statement relating thereto indicating the Collateral using such other language which the Collateral Trustee reasonably deems necessary or appropriate, in each case without the signature or further authorization of the Grantor to the fullest extent permitted by applicable law, as amended or modified from time to time. The Grantor and the Collateral Trustee agree that a carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Chattel Paper or Certificated Security, such Instrument, Chattel Paper or Certificated Security shall be immediately delivered to the Collateral Trustee, duly endorsed in a manner satisfactory to the Collateral Trustee, to be held as Collateral pursuant to this Security Agreement.

(b) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. Upon the occurrence and during the continuance of an Event of Default, the Grantor shall turn over any books and records pertaining to the Collateral to the Collateral Trustee or to its representatives during normal business hours at the request of the Collateral Trustee.

(c) Limitation on Rights and Liens with Respect to Collateral. The Grantor will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral that is not permitted to exist under Section 8.3 of the BNPP Credit Agreement, and will defend the right, title and interest of the Collateral Trustee in and to the Grantor’s rights to the Collateral and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever (other than claims and demands secured by Liens on the Collateral permitted to exist under Section 8.3 of the BNPP Credit Agreement).

(d) Control of Pledged Accounts. The Grantor agrees that at no time shall it hold any funds or any other assets in any Pledged Account that is not a Controlled Account.

(e) Inventory Evidenced by Documents.

(i) The Grantor shall, with respect to Documents evidencing Eligible Inventory of the type described in clause (c) of the definition of “Eligible Inventory” set forth in the BNPP Credit Agreement, to the extent such Eligible Inventory is included in the Borrowing Base, cause any negotiable Documents evidencing any such Inventory of the Grantor being held by the ultimate purchaser thereof to be issued to (A) the order of the Collateral Trustee or (B) the order of the Grantor to be held by the Grantor for the benefit of the Collateral Trustee; provided that, the Grantor shall promptly provide to the Collateral Trustee a written certification with respect to any such negotiable Document issued to the order of the Grantor, substantially in the form of Annex 1 or such other form otherwise acceptable to the Collateral Trustee, duly executed and delivered by the Grantor.

(ii) Unless otherwise agreed by the Collateral Trustee in its reasonable discretion, the Grantor shall, with respect to Documents evidencing Eligible Inventory of the type described in clause (c) of the definition of “Eligible Inventory” set forth in the BNPP Credit Agreement, to the extent such Eligible Inventory is included in the Borrowing Base, provide to the bailee or consignee of any such Inventory of the Grantor that is evidenced by a non-negotiable Document or that is not evidenced by any Document a written notice of the Lien created by this Security Agreement, such notice to be substantially in the form of Annex 2 or such other form otherwise acceptable to the Collateral Trustee and duly executed and delivered by the Grantor and the Collateral Trustee; provided that, any such notice shall request each such bailee or consignee to promptly deliver a written acknowledgement of each notice delivered to such bailee or consignee pursuant to this Section 5(e)(ii); provided, further that, delivery of such a notice pursuant to this Section 5(e)(ii) with respect to any contract for the storage of Inventory that constitutes Collateral shall be deemed a delivery of such a notice with respect to any and all Documents evidencing any additional Inventory that constitutes Collateral, delivered to such bailee or consignee at any time pursuant to such contract. For the avoidance of doubt, in no case shall the Grantor be held liable or responsible for any failure of any bailee or consignee to acknowledge receipt of any such notice.

(iii) At any time following the occurrence and continuance of an Event of Default, upon the request of the Collateral Trustee, (A) with respect to Documents evidencing any other Inventory that constitutes Collateral, the Grantor shall cause any negotiable Document evidencing such Inventory to be issued to the order of the Collateral Trustee or (B) with respect to other Inventory that constitutes Collateral evidenced by a non-negotiable Document or that is not evidenced by any Document, the Grantor shall use its best efforts to cause an instrument in substantially the form of Annex 2 (or such other form otherwise acceptable to the Collateral Trustee) to be executed and delivered by the Grantor, the Collateral Trustee and the bailee or consignee of such Inventory, as the case may be, and delivered to the Collateral Trustee.

(f) Additional Commercial Tort Claims. If at any time the Grantor has any Commercial Tort Claims that constitute Collateral which are not described on Schedule B, the Grantor shall as soon as reasonably practicable provide to the Collateral Trustee a supplement to Schedule B, describing such additional Commercial Tort Claims. Upon delivery of such supplement, Schedule B shall be deemed modified to the extent provided in such supplement.

(g) Certain Government Receivables. With respect to Receivables or Contracts, in each case, that constitute Collateral, to which the counterparty or obligor is a Governmental Authority, the Grantor shall, as soon as reasonably practicable after the request by the Collateral Trustee, take any actions under any Assignment of Claims Act required to permit or approve the assignment of the rights to payment thereunder or thereon to the Collateral Trustee on behalf of and for the benefit of the Specified Parties.

(h) Limitations on Exercise of Rights. The Grantor shall not, other than on commercially reasonable terms, fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination).

(i) Limitations on Discounts, Compromises, Extensions of Receivables. Other than on commercially reasonable terms, the Grantor shall not (i) grant any extension of the time of payment of any Receivable that constitutes Collateral, (ii) compromise, compound or settle any Receivable that constitutes Collateral for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable that constitutes Collateral or (iv) allow any credit or discount whatsoever on any Receivable that constitutes Collateral.

(j) Maintenance of Equipment. The Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose, except that the Grantor’s obligations pursuant to this Section 5(j) shall not extend to obsolete Equipment.

(k) Further Identification of Collateral. During an Event of Default, the Grantor will furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

(l) Notices. The Grantor will advise the Collateral Trustee promptly, in reasonable detail, at its addresses set forth in the BNPP Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the BNPP Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(m) Changes in Locations, Name, etc. The Grantor shall not (i) change its name, identity or corporate structure, (ii) change the jurisdiction of organization or reorganize under the laws of another jurisdiction or as a different type of entity, unless it shall have given the Collateral Trustee at least fifteen (15) days’ prior written notice and executed and delivered to the Collateral Trustee such additional or supplemental security agreements, pledges, financing statements or amendments thereto or other documents as shall be deemed necessary or appropriate by the Collateral Trustee in its reasonable discretion or (iii) permit any of the Inventory that constitutes Collateral to be kept at a location other than those listed on Schedule C hereto unless it shall provide the Collateral Trustee with a supplement to Schedule C within five (5) Business Days after such change in location; provided that, upon any such change in the location of any Inventory that constitutes Collateral other than the location for such Inventory given in Schedule C, the Grantor shall promptly comply with the applicable terms of Section 5(e).

(n) Inventory. None of the Inventory of the Grantor shall be evidenced by a warehouse receipt.

6. Collateral Trustee’s Appointment as Attorney-in-Fact.

(a) Powers. The Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Collateral Trustee’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Trustee the power and right, on behalf of the Grantor, without notice to or assent by the Grantor (unless specified below) to do the following:

(i) in the name of the Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any account, instrument, chattel paper, general intangible or Contract, in each case, that constitutes Collateral, or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any account, instrument, chattel paper, general intangible or Contract, in each case, that constitutes Collateral, or with respect to any other Collateral whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

(iii) to execute, in connection with any sale provided for in Section 8 of this Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices, checks, notes, acceptances and other documents or instruments in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Collateral Trustee may reasonably deem appropriate; and (G) generally, subject to any applicable FERC approvals, rules and regulations and any applicable tariffs, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and each Collateral Trustee’s Liens thereon on behalf of and for the benefit of the Specified Parties and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

Anything in this Section 6(a) to the contrary notwithstanding, (x) the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6(a) unless an Event of Default has occurred and is continuing, and (y) the Collateral Trustee’s power of attorney over the FERC Contract Collateral, and the delegation thereof to the FERC Sub-Agent pursuant to Section 11, shall not be effective until the Collateral Trustee delivers notice to the Grantor that such power of attorney is effective. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

(b) No Duty on the Collateral Trustee’s or Lenders’ Part. The powers conferred on the Collateral Trustee and the Specified Parties hereunder are solely to protect the Collateral Trustee’s and the Specified Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Specified Parties to exercise any such powers. Each of the Collateral Trustee and each Specified Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees, shareholders, or agents shall be responsible to any of the Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

7. Performance by the Collateral Trustee of Grantor’s Obligations; Rights of Grantor Prior to Event of Default. (a) If the Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The (i) expenses of the Collateral Trustee incurred in connection with such performance or compliance, and (ii) interest accrued on such expenses (if such expenses remain unpaid more than five (5) Business Days from demand) at a rate per annum equal to the rate specified in Section 4.2(e) of the BNPP Credit Agreement shall be payable by the Grantor to the Collateral Trustee on demand and shall constitute Obligations secured hereby.

(b) Unless and until any Event of Default shall have occurred and be continuing, the Grantor shall be entitled to take any action, or omit to take any action, as the Grantor may deem necessary or advisable or convenient with respect to the Collateral; provided that, no action shall be taken, or omitted to be taken, by the Grantor that is prohibited under Section 5 hereof or which would violate or be inconsistent with any of the terms of this Security Agreement or the BNPP Credit Agreement. All such rights of the Grantor to take, or omit to take, any action shall cease upon the occurrence of an Event of Default and the continuance thereof.

8. Proceeds and Application. (a) Subject to Section 3, it is agreed that all Proceeds received by the Grantor in respect of any Collateral, other than into a Controlled Account, consisting of cash, checks and other near-cash items shall be promptly deposited into a Controlled Account, and, until such time, shall be held by the Grantor in trust for the Collateral Trustee and the Specified Parties, segregated from other funds of the Grantor until such Proceeds are deposited in a Controlled Account.

Any and all such Proceeds held in a Controlled Account (or by the Grantor, other than in a Controlled Account, in trust for the Collateral Trustee and the Specified Parties) shall continue to be held as collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in this Section. Cash or any other property held in a Controlled Account shall not be transferred to any Deposit Account, Securities Account or Commodities Account that is not a Controlled Account except, so long as no Event of Default shall have occurred and be continuing, in the ordinary course of the Grantor’s business and to the extent reasonably required to assure that its existing and near-term obligations are timely paid.

(b) At such intervals as may be agreed upon between the Collateral Trustee and the Grantor or, if an Event of Default shall have occurred and be continuing, at any time at the election of the Collateral Trustee, the Collateral Trustee may apply all or any part of the Proceeds constituting Collateral, whether or not held in any Collateral Account, and any Proceeds of any other Loan Document, or otherwise received by the Collateral Trustee, against the Obligations (whether matured or unmatured), such application to be as set forth in the Collateral Trust Agreement.

9. Remedies. (a) Subject to Section 9(b) of this Security Agreement, if any Event of Default shall occur and be continuing, the Collateral Trustee (on its behalf and on behalf of the Specified Parties) may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, the Loan Documents (including all of the Security Documents and the Collateral Trust Agreement) and in any other instrument or agreement securing, evidencing or relating to the BNPP Obligations and the Crest Obligation, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Collateral Trustee’s name or the name of its nominee or nominees, and/or may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, auction or closed tender, at any exchange, broker’s board or office of the Collateral Trustee or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, and/or may take such other actions as may be available under applicable law. If an Event of Default has occurred and is continuing, the Collateral Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the request of the Collateral Trustee, to assemble the Collateral and make it available to the Collateral Trustee at places where the Collateral Trustee shall reasonably select (on its behalf and on behalf of the Specified Parties), whether at the Grantor’s premises or elsewhere. The Collateral Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the Specified Parties arising out of the exercise by the Collateral Trustee hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the BNPP Obligations and the Crest Obligation in accordance with the Collateral Trust Agreement, and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Collateral Trustee account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Trustee or any Specified Party arising out of the exercise by the Collateral Trustee or any Specified Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the BNPP Obligations, the Crest Obligation and the fees and disbursements of any attorneys employed by the Collateral Trustee or any Specified Party to collect such deficiency.

(b) With respect to FERC Contract Collateral, (i) only the FERC Sub-Agent shall take any of the actions described in Section 9(a) (“enforcement actions”), (ii) the FERC Sub-Agent shall not take any enforcement actions until the FERC Sub-Agent delivers a notice to the Collateral Trustee and the Grantor that it thereafter may take enforcement actions, (iii) the FERC Sub-Agent shall take such enforcement actions at it determines are advisable, in consultation with the Collateral Trustee, but without obligation to follow direction of the Collateral Trustee or the Required Lenders and (iv) any such enforcement actions shall be subject to any applicable FERC approvals, rules and regulations and any applicable tariffs.

10. Limitation on Duties Regarding Preservation of Collateral; Certain Matters Respecting Receivables and Contracts.

(a) The sole duty of the Collateral Trustee with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. Neither the Collateral Trustee nor any Specified Party (nor any of their respective directors, officers or employees) shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the Specified Parties hereunder are solely to protect the Collateral Trustee’s and the Specified Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Specified Party to exercise any such powers. The Collateral Trustee and the Specified Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees, agents or advisors shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(b) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Receivables and Contracts (that constitute Collateral) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Collateral Trustee nor any Specified Party shall have any obligation or liability under any Receivable or under any Contract, in each case, that constitutes Collateral, by reason of or arising out of this Security Agreement or the receipt by the Collateral Trustee or any Specified Party of any payment relating to such Receivable or Contract pursuant hereto, nor shall the Collateral Trustee or any Specified Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Receivable or under or pursuant to any Contract, in each case, that constitutes Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable or under any Contract, in each case, that constitutes Collateral, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

11. Appointment of FERC Sub-Agent. (a) In connection with the FERC Contract Collateral, pursuant to Section 10.2 of the BNPP Credit Agreement, the Collateral Trustee may designate and appoint a sub-agent (in such capacity, the “FERC Sub-Agent”), which appointment and designation shall be effective upon written notice of the same to the Lenders and the Grantor, to take actions on behalf of the Collateral Trustee and, upon the effectiveness of such appointment and designation, hereby authorizes the FERC Sub-Agent to take any action in connection with the FERC Contract Collateral required under this Security Agreement or otherwise permitted thereunder, without any further consent or instruction of the Collateral Trustee or the Required Lenders.

(b) If at any time the FERC Sub-Agent determines in good faith that its status as FERC Sub-Agent may adversely affect the FERC Sub-Agent or any of its affiliates, the FERC Sub-Agent may resign and/or release the security interest in the FERC Contract Collateral whether or not a new FERC Sub-Agent is appointed. Any release of the security interest in the FERC Contract Collateral pursuant to this Section 11 shall not constitute a breach of any representation, warranty, covenant or agreement made by the Grantor in this Security Agreement or made by the Grantor in any other Loan Document.

12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

13. Waivers by Grantor. The Grantor waives, to the maximum extent permitted by law, demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or formalities of any kind (except notice of the time and place of public or private sale of the Collateral and any notice specifically provided herein, or in the Loan Documents) to or upon the Grantor or any other Person (all and each of which are hereby expressly waived) with respect to the Obligations, and waives notice of the amount of the Obligations outstanding at any time.

14. Notices. Notices, requests and demands shall be effected in the manner set forth in Section 11.2 of the BNPP Credit Agreement to the Grantor at its address set forth in the Credit Agreement and to the Collateral Trustee as set forth below:

BNP Paribas

787 Seventh Avenue, 30th Floor

New York, New York 10019

Attention: Rick Wernli

Fax: (212) 841-2536

15. Authority of Collateral Trustee. The Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Security Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Trustee and the BNPP Secured Parties, be governed by the BNPP Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantor, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Specified Parties, with full and valid authority to so act or refrain from acting, and the Grantor shall not be under any obligation or entitlement to make any inquiry respecting such authority.

16. Additional Grantor. Each Subsidiary of the Grantor required pursuant to Section 7.13 of the BNPP Credit Agreement to become a party to this Security Agreement, shall be included in the definition of “Grantor” for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a Supplement in the form of Annex 3 hereto.

17. Termination and Release. (a) This Security Agreement and all other security interests granted hereby shall terminate when all the Obligations have been paid in full, no Letters of Credit remain outstanding (unless such Letters of Credit have been Cash Collateralized) and the Commitments have expired or been terminated.

(b) In connection with any termination or release pursuant to paragraph (a), the Collateral Trustee shall promptly execute and deliver to the Grantor, at the Grantor’s expense, all UCC termination statements and similar documents that the Grantor shall reasonably request to evidence such termination or release, and will duly assign and transfer to the Grantor, such of the Collateral that may be in the possession of the Collateral Trustee and has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement. Any execution and delivery of documents pursuant to this Section 18 shall be without recourse to or representation or warranty by the Collateral Trustee or any Specified Party.

18. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

20. No Waiver; Cumulative Remedies. The Collateral Trustee shall not, by any act (except by a written instrument pursuant to Section 21 hereof or Section 11.1 of the BNPP Credit Agreement), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

21. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Collateral Trustee with the consent of the Required Lenders (if required by the BNPP Credit Agreement); provided that, any provision of this Security Agreement may be waived by the Collateral Trustee in a written instrument executed by the Collateral Trustee and the Grantor; provided further, that reasonable updates and modifications to the schedules hereto, including, without limitation, updating information on Schedules A, B, C, D, E, and F shall not require the consent of the Grantor, the Collateral Trustee or any Specified Party. This Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Trustee and the Specified Parties and their respective successors and assigns. This Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the Laws of the State of New York.

22. Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. For purposes of this Section, the delivery of a facsimile or electronic copy of an executed counterpart of this Security Agreement shall be deemed to be valid execution and delivery of this Security Agreement.

23. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address set forth in Section 11.2 of the BNPP Credit Agreement or at such other address of which the Collateral Trustee shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

24. WAIVER OF CERTAIN DAMAGES. EACH OF THE GRANTOR AND THE COLLATERAL TRUSTEE HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 24 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

25. WAIVER OF JURY. EACH OF THE GRANTOR AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor and the Collateral Trustee have caused this Security Agreement to be duly executed and delivered by the undersigned’s duly authorized corporate officers, general partners or managers, as the applicable case may be, effective as of the date first written above.

CHENIERE MARKETING, INC.

By:	/s/ Robert M. Flavin
Robert M. Flavin Senior Vice President and Chief Financial Officer

BNP PARIBAS, as Collateral Trustee

By:	/s/ Richard J. Wernli
Richard J. Wernli Director

By:	/s/ Sally Haswell
Sally Haswell Managing Director